Exhibit 99.1

TMS International Corp. Reports Second Quarter 2013 Financial Results

PITTSBURGH, PA, August 1, 2013 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its second quarter ended June 30, 2013.

2013 Second Quarter Results

Revenue After Raw Materials Costs1 in the quarter was $153.1 million, compared to $153.6 million in the second quarter of 2012. Adjusted EBITDA1 for the quarter was $36.1 million compared to $37.8 million in the second quarter of 2012.

Net income attributable to common stock was $8.1 million for the second quarter compared with $9.8 million in 2012. Basic and diluted earnings per share were $0.21 for the second quarter of 2013 compared with $0.25 in 2012.

The company’s Adjusted EBITDA Margin2 for the second quarter of 2013 was 23.6% compared to 24.6% in the second quarter of 2012. Total Revenue for the second quarter was $631.4 million compared to $669.4 million in the second quarter of 2012.

Discretionary Cash Flow1,3, which the company uses to measure operating cash flow generation, was $25.7 million for the second quarter of 2013 compared with $28.6 million in the second quarter of 2012.

Fiscal 2013 Six Month Results

Revenue After Raw Materials Costs for the six months ended June 30, 2013 was $309.0 million comparable from $309.5 million for the first six months of 2012. Adjusted EBITDA for the first six months of 2013 was $74.4 million compared to $74.7 million for the first six months of 2012. Adjusted EBITDA margin for the first six months of 2013 was 24.1% comparable to 24.1% for the first six months of 2012.

Total revenue for the first six months of 2013 was $1.2 billion compared with $1.4 billion for the first six months of 2012. For the first six months of 2013, the company produced Discretionary Cash Flow of $53.7 million compared with $57.7 million for the first six months of 2012.

[1]	“Revenue After Raw Materials Costs,” “Adjusted EBITDA” and “Discretionary Cash Flow” are non-GAAP financial measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.
[2]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
[3]	Adjusted EBITDA minus maintenance capex.

Commenting on the second quarter results, Raymond Kalouche, President and Chief Executive Officer of TMS International Corp., said, “While new contracts in our mill services group performed very well in the quarter, our results were unfavorably impacted by softness in steel production at our customer mills in North America, mostly due to planned and unplanned outages, as well as lower activity in our raw materials procurement business. However, we continue to focus on creating value and delivering exceptional service for our customers globally, and are optimistic about improving production volumes in the second half of 2013.”

Expansion of Services at Existing Customer Site in Mexico

The company also announced today that it has expanded its services with the largest integrated steel mill in Mexico. These services are expected to generate more than $66 million in revenue during the term of these services, at expected production levels, with aggregate growth capital investments of approximately $9.5 million.

Outlook

The company is lowering its full-year guidance for 2013 adjusted EBITDA to a range of $150 million to $155 million, from its original guidance of $152 million to $160 million.

Conference Call Information

The company will hold a conference call to discuss second quarter 2013 results at 11 a.m. Eastern time this morning. The call will be web cast live along with a slide presentation over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investors.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio and visual applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. second quarter earnings conference call. Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 10022573. The telephonic replay will be available until August 16, 2013.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 81 customer sites in 12 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts:	Jim Leonard, Media Relations
412-267-5226

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Quarter ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Revenue from sale of materials	$493,812	$533,034	$947,442	$1,145,693
Service revenue	137,609	136,321	273,574	270,620

Total revenue	631,421	669,355	1,221,016	1,416,313

Costs and expenses:
Cost of scrap shipments	478,273	515,778	912,064	1,106,836
Site operating costs	100,480	100,016	202,148	201,862
Selling, general and administrative expenses	16,522	15,714	32,343	32,975
Depreciation	16,578	13,688	32,374	26,854
Amortization	3,079	3,051	6,162	6,104

Total costs and expenses	614,932	648,247	1,185,091	1,374,631

Income from operations	16,489	21,108	35,925	41,682
Loss on Modification and Early Extinguishment of Debt	—	—	(1,102)	(12,300)
Loss from equity investment	(61)	—	(104)	—
Interest expense, net	(5,362)	(5,923)	(11,335)	(14,024)

Income before income taxes	11,066	15,185	23,384	15,358

Income tax expense	(2,841)	(5,476)	(7,102)	(5,536)

Net Income	8,225	9,709	16,282	9,822

Net (income) loss attributable to noncontrolling interest	(87)	74	(81)	372

Net Income applicable to common stockholders	$8,138	$9,783	$16,201	$10,194

Net Income per share:
Basic	$0.21	$0.25	$0.41	$0.26
Diluted	$0.21	$0.25	$0.41	$0.26

Average common shares outstanding:
Basic	39,281,908	39,255,973	39,279,687	39,255,973
Diluted	39,400,986	39,257,265	39,364,671	39,256,619

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,135	$26,936

Accounts receivable, net of allowance for doubtful accounts of $3,075 and $3,038, respectively	269,271	280,472
Inventories	50,732	50,520
Prepaid and other current assets	35,734	22,757
Deferred tax asset	7,727	7,485

Total current assets	396,599	388,170

Property, plant and equipment, net	213,487	214,668
Equity investment	2,130	2,235
Deferred financing costs, net of accumulated amortization of $2,860 and $1,863, respectively	8,809	10,069
Goodwill	241,363	242,669
Other intangibles, net of accumulated amortization of $77,870 and $72,012, respectively	146,589	147,885
Other noncurrent assets	3,910	4,098

Total assets	$1,012,887	$1,009,794

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$248,817	$251,941
Salaries, wages and related benefits	25,502	29,274
Current taxes payable	2,380	964
Accrued expenses	23,601	18,284
Revolving bank borrowings	418	—
Current portion of long-term debt	7,458	8,395

Total current liabilities	308,176	308,858

Long-term debt	301,465	303,657
Loans from noncontrolling interest	2,638	4,341
Deferred tax liability	59,644	58,192
Other noncurrent liabilities	27,154	27,704

Total liabilities	699,077	702,752

Stockholders’ equity:
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 14,765,493 and 14,564,928 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	14	14

Class B common stock; 30,000,000 shares authorized, $0.001 par value per share; 24,528,208 and 24,712,513 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	25	25
Capital in excess of par value	433,897	436,359
Accumulated deficit	(105,953)	(122,154)
Accumulated other comprehensive income	(15,793)	(8,963)

Total TMS International Corp. stockholders’ equity	312,190	305,281
Noncontrolling interest	1,620	1,761

Total stockholders’ equity	313,810	307,042

Total liabilities and stockholders’ equity	$1,012,887	$1,009,794

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Six months ended
	June 30,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$16,282	$9,823
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	38,536	32,958
Amortization of deferred financing costs	1,259	1,350
Deferred income tax	3,021	2,501
Provision for bad debts	—	206
Loss (Gain) on the disposal of equipment	25	(168)
Non-cash share-based compensation cost	1,466	817
Equity loss	105	—
Loss on Modification and Early Extinguishment of Debt	1,102	12,300
Increase (decrease) from changes in:
Accounts receivable	11,201	4,673
Inventories	(212)	(5,162)
Prepaid and other current assets	(12,948)	4,834
Other noncurrent assets	188	(210)
Accounts payable	(3,124)	10,323
Accrued expenses	(967)	(8,330)
Other non current liabilities	(550)	1,193
Other, net	(3,313)	(2,132)

Net cash provided by operating activities	$52,071	$64,976

Cash flows from investing activities:
Capital expenditures	(36,038)	(55,018)
Software and systems expenditures	(5,431)	(493)
Proceeds from sale of equipment	140	347
Contingent payment for acquired business	—	(131)
Cash flows related to IU International, net	—	(67)

Net cash used in investing activities	(41,329)	(55,362)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	418	(3)
Borrowing from noncontrolling interests	—	2,347
Repayment of debt	(5,858)	(381,254)
Proceeds from debt issuance, net of original issue discount	2,250	300,703
Debt issuance and termination fees	(772)	(13,711)
Payments to acquire noncontrolling interests	—	(231)
Contributions from noncontrolling interests	—	269

Net cash used in financing activities	(3,962)	(91,880)

Effect of exchange rate on cash and cash equivalents	(581)	(62)

Cash and cash equivalents:
Net increase (decrease) in cash	6,199	(82,266)
Cash at beginning of period	26,936	108,830

Cash at end of period	$33,135	$26,564

DESCRIPTION AND GAAP RECONCILIATIONS OF

CERTAIN FINANCIAL MEASUREMENTS

Revenue After Raw Materials Costs

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$631,421	$669,355	$1,221,016	$1,416,313

Cost of Raw Materials Shipments	(478,273)	(515,778)	(912,064)	(1,106,836)

Revenue After Raw Materials Costs	$153,148	$153,577	$308,952	$309,477

Mill Services Group:
Total Revenue	$171,377	$182,598	$343,728	$362,668
Cost of Raw Materials Shipments	(34,572)	(45,467)	(69,961)	(89,179)

Revenue After Raw Materials Costs	$136,805	$137,131	$273,767	$273,489

Raw Material and Optimization Group:
Total Revenue	$460,121	$486,743	$877,311	$1,053,615
Cost of Raw Materials Shipments	(443,704)	(470,308)	(842,098)	(1,017,647)

Revenue After Raw Materials Costs	$16,417	$16,435	$35,213	$35,968

Administrative:
Total Revenue	$(77)	$14	$(23)	$30
Cost of Raw Materials Shipments	3	(3)	(5)	(10)

Revenue After Raw Materials Costs	$(74)	$11	$(28)	$20

Adjusted EBITDA

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2013	2012	2013	2012
	(unaudited)		(unaudited)
Adjusted EBITDA:
Net Income	$8,225	$9,709	$16,282	$9,822
Income Tax Expense	2,841	5,476	7,102	5,536
Interest Expense, Net	5,362	5,923	11,335	14,024
Depreciation and Amortization	19,657	16,739	38,536	32,958
Loss on Modification and Early Extinguishment of debt	—	—	1,102	12,300

Adjusted EBITDA	$36,085	$37,847	$74,357	$74,640

Adjusted EBITDA by Operating Segment:
Mill Services Group	$34,477	$35,441	$67,227	$67,858
Raw Material and Optimization Group	11,049	11,644	24,818	26,258
Administrative Group	(9,441)	(9,238)	(17,688)	(19,476)

	$36,085	$37,847	$74,357	$74,640

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income before income taxes	$11,066	$15,185	$23,384	$15,358
Plus: Depreciation and amortization	19,657	16,739	38,536	32,958
Interest Expense, Net	5,362	5,923	11,335	14,024

Earnings before interest, taxes, depreciation and amortization	36,085	37,847	73,255	62,340
Loss on Modification and Early Extinguishment of Debt	—	—	1,102	12,300

Adjusted EBITDA	$36,085	$37,847	$74,357	$74,640

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Quarter ended June 30,		Six months ended June 30,
(dollars in thousands)	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted EBITDA	$36,085	$37,847	$74,357	$74,640
Maintenance Capital Expenditures	(10,427)	(9,242)	(20,665)	(16,937)

Discretionary Cash Flow	$25,658	$28,605	$53,692	$57,703

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating activities (in thousands):

	Quarter ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Discretionary Cash Flow	$25,658	$28,605	$53,692	$57,703
Maintenance Capital Expenditures	10,427	9,242	20,665	16,937
Cash interest expense	(4,953)	(5,391)	(10,043)	(20,773)
Cash income taxes	(6,120)	(948)	(6,739)	(1,953)
Change in accounts receivable	10,893	51,920	11,201	4,673
Change in inventory	8,224	9,095	(212)	(5,162)
Change in account payable	(3,534)	(38,582)	(3,124)	10,323
Change in other current assets and liabilities	(6,632)	5,198	(13,979)	4,603
Other operating cash flows	3,694	(4,247)	610	(1,437)

Net cash provided by operating activities	$37,657	$54,892	$52,071	$64,914